Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and

Stockholders of Range Impact, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Amendment No. 1 to Form S-1 of Range Impact, Inc. of our report dated March 29, 2024, relating to the consolidated financial statements and financial statement schedules, which appear in the Form 10-K/A.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Meaden & Moore, Ltd.

MEADEN & MOORE, LTD.

Cleveland, Ohio

November 14, 2024